Sub-Item 77D: Policies with Respect to Security Investments

Effective December 18, 2014, the Goldman Sachs Dynamic Municipal Income Fund (formerly known as the Goldman Sachs Municipal Income Fund) made certain enhancements to its investment policies. These changes are described in the supplement to the Funds Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on December 17, 2014 (Accession No. 0001193125-14-445106), which is incorporated herein by reference.